UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2004

MORRIS PUBLISHING GROUP, LLC

(Exact name of registrant as specified in its charter)

Georgia	333-112246	58-1445060
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

725 Broad Street; Augusta, Georgia 30901
(Address of principal executive offices and zip code)

(706) 724-0851

(Registrants’ telephone number, including area code)

TABLE OF CONTENTS

Item 12. Results of Operations and Financial Condition.	2
Signatures	2
Exhibit Index	2
Ex-99.1 Morris Publishing Group’s Press Release
Ex-99.2 Morris Publishing Group’s 2003 Annual Report to Noteholders
Ex-99.3 Morris Publishing Group’s First Quarter 2004 Report to Noteholders

Item 12.	Results of Operations a nd Financial Condition.

On May 13, 2004, Morris Publishing Group, LLC announced via press release its results for the first quarter ended March 31, 2004. A copy of Morris Publishing’s press release is hereby furnished to the Commission and incorporated by reference herein as Exhibit 99.1.

On May 14, 2004, Morris Publishing Group, LLC distributed its 2003 annual report to holders of its 7% Senior Subordinated Notes due 2013, in accordance with requirements under the Indenture related to the notes. A copy of Morris Publishing’s annual report to noteholders is hereby furnished to the Commission and incorporated by reference herein as Exhibit 99.2.

On May 14, 2004, Morris Publishing Group, LLC distributed its report for the first quarter of 2004 to holders of its 7% Senior Subordinated Notes due 2013, in accordance with requirements under the Indenture related to the notes. A copy of Morris Publishing’s quarterly report to noteholders is hereby furnished to the Commission and incorporated by reference herein as Exhibit 99.3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2004	MORRIS PUBLISHING GROUP, LLC

	By:	/s/ Steve K. Stone

Steve K. Stone Senior Vice President and Chief Financial Officer

EXHIBIT IN DEX

Exhibit No.	Description

99.1	Press Release of Morris Publishing Group, LLC, dated May 13, 2004, reporting Morris Publishing’s financial results for the first quarter ended March 31, 2004.

99.2	2003 Annual Report of Morris Publishing Group, LLC, dated May 14, 2004, reporting Morris Publishing’s financial results for the year ended December 31, 2003.

99.3	Quarterly Report of Morris Publishing Group, LLC, dated May 14, 2004, reporting Morris Publishing’s financial results for the first quarter ended March 31, 2004.